UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2016

CAROLINA FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19029	57-1039637
(Commission File Number)	(I.R.S. Employer Identification No.)

288 Meeting Street, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On November 7, 2016, Carolina Financial Corporation (“Carolina Financial”), the parent holding company for CresCom Bank, and Greer Bancshares Incorporated (“Greer”), the parent holding company for Greer State Bank, entered into an agreement and plan of merger (the “Agreement”), which provides that, subject to the terms and conditions set forth in the Agreement, Greer will merge with and into Carolina Financial, with Carolina Financial being the surviving corporation in the merger. In addition, as soon as practicable following the merger of Greer with and into Carolina Financial, Greer State Bank will be merged with and into CresCom Bank.

Subject to the terms and conditions of the Agreement, each share of Greer common stock will be converted into the right to receive one of the following: (i) $18.00 in cash, (ii) 0.782 shares of the Carolina Financial’s common stock, or (iii) a combination of cash and Carolina Financial common stock, subject to the limitation that, excluding any dissenting shares, the total merger consideration shall be prorated to 10% cash consideration and 90% stock consideration. Cash will also be paid in lieu of fractional shares.

The Agreement contains customary representations and warranties from the Carolina Financial and Greer, and the Carolina Financial and Greer have agreed to customary covenants and agreements, including, among others, covenants and agreements relating to (1) the conduct of their respective businesses during the interim period between the execution of the Agreement and the closing of the merger, (2) Greer’s obligation to facilitate its shareholders’ consideration of, and voting upon, the necessary approval of the Agreement, (3) the recommendation by the board of directors of Greer in favor of the necessary approval by its shareholders, (4) Greer’s non-solicitation obligations relating to alternative business combination transactions, and (5) Carolina Financial’s intention to establish an advisory board for the Upstate South Carolina market consisting of the current directors of Greer.

The Boards of Directors of Carolina Financial and Greer have approved the Agreement. The Agreement and the transactions contemplated thereby are subject to the approval of the shareholders of Greer, regulatory approvals, and other customary closing conditions.

The Agreement provides certain termination rights for both Carolina Financial and Greer. Upon termination of the Agreement under certain circumstances, Greer will be obligated to pay Carolina Financial a termination fee of $1,600,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement. Capitalized terms used but not defined herein shall have such meanings as set forth in the Agreement.

In connection with entering into the Agreement, Greer has agreed to use its reasonable best efforts to cause each of the directors and executive officers of Greer to enter into a voting and support agreement (collectively, the “Support Agreements”). The parties to the Support Agreements have the power to vote, soley or jointly, excluding fiduciary voting rights, in the aggregate, approximately 9.24% of the outstanding shares of Greer common stock. The Support Agreements generally require that the shareholders party thereto vote all of their shares of Greer common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of Greer common stock prior to the consummation of the merger. The Support Agreements will terminate upon the earlier of the consummation of the merger and the termination of the Agreement in accordance with its terms. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Shareholder Support Agreement, which is included as Exhibit D to the Agreement.

Carolina Financial will not assume any rights with respect to Greer common stock pursuant to stock options granted by Greer outstanding as of the date of the Agreement or substitute similar awards for any such options. Any Greer stock option that is not exercised or cashed out on or before the effective date of the merger will terminate automatically and without any compensation to the holder; however, prior to the effective time, Greer will offer to enter into an agreement with each holder of Greer stock options having an exercise price less than $18.00 per share to cash out such stock options in exchange for a cash payment at closing equal to the number of shares of Greer common stock underlying such options, multiplied by $18.00 minus the exercise price. Greer will provide reasonable notice to all holders of Greer stock options that such options must be exercised on or prior to the effective date of the merger in order to avoid termination without consideration.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between Carolina Financial and Greer, which are subject to numerous assumptions, risks, and uncertainties.  Actual results could differ materially from those anticipated by such statements for a variety of factors including, without limitation: the businesses of Carolina Financial and Greer may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; Greer shareholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in Carolina Financial’s Annual Report on Form 10-K and documents subsequently filed by Carolina Financial with the Securities and Exchange Commission.  All forward-looking statements included in this Form 8-K are based on information available at the time of the filing.  Carolina Financial assumes no obligation to update any forward-looking statement.

ADDITIONAL INFORMATION ABOUT THE MERGER

Carolina Financial intends to file with the Securities Division of the Office of the South Carolina Attorney General (the “SC Securities Commissioner”) an application under Section 35-1-202(9) of the South Carolina Uniform Securities Act of 2005, requesting the issuance of an order on the fairness of the terms and conditions of the merger. In connection therewith, the shareholders of Greer will receive notice of and be entitled to attend a hearing before the SC Securities Commissioner. Following the hearing and the issuance of an order by the SC Securities Commissioner, a proxy statement containing the order and other important information about the merger, Greer, and Carolina Financial will be mailed to the shareholders of Greer. The shareholders of Greer are urged to read the proxy statement, which will include the Agreement and the exhibits thereto, and other related documents (including any amendments or supplements thereto) carefully when they become available.

Item 7.01.       Regulation FD Disclosure.

A conference call will be held at 11:00 a.m., Eastern Time, on November 8, 2016. The conference call can be accessed by dialing (855) 218-6998 or (615) 247-5963 and requesting the Carolina Financial Corporation merger call. The conference ID number is 15231704. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately three hours after the call by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 15231704.

A copy of the investor presentation prepared for use by executive management during the investor conference call is furnished as Exhibit 99.2.

The information included in the preceding paragraph, as well as in Exhibit 99.2 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 8.01      Other Events

On November 8, 2016, Carolina Financial issued a press release announcing the execution of the Agreement with Greer. The complete text of the press release is attached to this Form 8-K as Exhibit 99.1. In addition, Carolina Financial is providing supplemental information regarding the proposed merger in the investor presentation slides attached hereto as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description
99.1	Press Release dated November 8, 2016.
99.2	Investor Presentation dated November 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION,
Registrant

By:	/s/ William A. Gehman, III
Name:	William A. Gehman, III
Title:	Chief Financial Officer

Dated: November 8, 2016